EXHIBIT (a)(3)



                             ARTICLES OF TRANSFER
         FROM MUNIYIELD INSURED FUND II, INC., A MARYLAND CORPORATION
            TO MUNIYIELD INSURED FUND, INC., A MARYLAND CORPORATION



         THESE ARTICLES OF TRANSFER are made and entered into as of the 21st day of January, 1997, by and between MuniYield Insured Fund II, Inc., a Maryland corporation (the "Transferor"), and MuniYield Insured Fund, Inc., a Maryland corporation (the "Transferee").

     FIRST: The Transferor agrees to convey and transfer all of its assets to the Transferee as hereinafter set forth.

     SECOND: (a) The Transferor was incorporated under the laws of the State of Maryland.

             (b) The Transferee was incorporated under the laws of the State of Maryland.

     THIRD: The name, address and principal place of business of the Transferee is MuniYield Insured Fund, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

     FOURTH: The Transferor and the Transferee maintain their principal office in the State of Maryland in Baltimore City. Neither the Transferor nor the Transferee owns an interest in land in the State of Maryland.

     FIFTH: The nature of the consideration to be paid by the Transferee for the conveyance and transfer of all of the assets of the Transferor shall be full shares of the Transferee's Common Stock and Auction Market Preferred Stock, Series F and Series G, of an aggregate net asset value or liquidation preference, as the case may be, equal (to the nearest one ten-thousandth of one cent) to the value of the assets of the Transferor acquired, reduced by the


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amount of liabilities assumed by the Transferee, both determined as of 4:15
P.M. on January 24, 1997.

     SIXTH: The terms and conditions of the transactions set forth in these Articles of Transfer have been advised, authorized and approved by the Transferor in the manner and by the vote required by its Articles of Incorporation and the laws of the State of Maryland at a meeting of the Board of Directors of the Transferor held on May 3, 1996, and by the subsequent approval of the stockholders of the Transferor at a meeting of the stockholders scheduled to be held on September 30, 1996, and ultimately adjourned and held on November 14, 1996 at 11:00 A.M.

     SEVENTH: The terms and conditions of the transaction set forth in these Articles of Transfer have been advised, authorized and approved by the Transferee in the manner and by the vote required by its Articles of Incorporation and the laws of the State of Maryland at a meeting of the Board of Directors of the Transferee held on June 18, 1996, and by the subsequent approval of the stockholders of the Transferee at a meeting of the stockholders scheduled to be held on September 30, 1996, and ultimately adjourned and held on November 14, 1996 at 10:45 A.M.

     EIGHTH: These Articles of Transfer shall be effective at the very beginning of the day on January 27, 1997.


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     IN WITNESS WHEREOF, each party to these Articles of Transfer has caused these Articles to be signed and acknowledged in its name and on its behalf by its Vice President and attested by its Secretary, on the day and year first above written, and each such signatory hereby acknowledges the same to be the act and deed of such corporation, and that to the best of his knowledge, information and belief, all matters and facts stated herein are true in all material respects.



ATTEST:                             MUNIYIELD INSURED FUND II, INC.



/s/ Mark B. Goldfus                 By:  /s/ Kenneth A. Jacob
-----------------------------            ----------------------------------
Mark B. Goldfus                          Name:   Kenneth A. Jacob
Secretary                                Title:  Vice President




ATTEST:                             MUNIYIELD INSURED FUND, INC.



/s/ Mark B. Goldfus                 By:  /s/ Kenneth A. Jacob
-----------------------------            ----------------------------------
Mark B. Goldfus                          Name:   Kenneth A. Jacob
Secretary                                Title:  Vice President


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